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                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                       -----------------------------------------





To the Administrative Committee of the
 Air & Water Technologies Corporation
 Thrift Plan:


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into Air &
Water Technologies Corporation previously filed Registration Statement on Form S-8 (File No. 33-35939).



                                   ARTHUR ANDERSEN LLP


Roseland, New Jersey
June 27, 1995